Registration No. 333-
As filed with the Securities and Exchange Commission on April 13, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S‑8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1195422 (I.R.S. Employer Identification No.)
2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices,
including zip code)

Individual Stock Option Agreement
Individual Time-Based Restricted Stock Agreement
(Full title of the plan)
Luke R. Komarek, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441
(763) 551-5000
(Name, address and telephone number,
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, par value $0.01 per share	500,000	$1.03	$515,000	$64.12
Common stock, par value $0.01 per share	250,000	$1.10	$275,000	$34.24
Total	750,000		$790,000	$98.36

(1)
The number of shares being registered represents (i) 500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Christopher & Banks Corporation (“Christopher & Banks”) to be offered and sold pursuant to the Stock Option Agreement (non-qualified stock option), effective as of March 12, 2018, between Christopher & Banks and Keri L. Jones (the “Option Agreement”) and (ii) 250,000 shares of restricted Common Stock offered and sold pursuant to the Time-Based Restricted Stock Agreement, effective as of March 12, 2018, between Christopher & Banks and Keri L. Jones (the “Restricted Stock Agreement”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which may become issuable under the Option Agreement or the Restricted Stock Agreement to prevent dilution resulting from stock splits, stock dividends or other similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act, based upon (i) for the shares underlying the Option Agreement, the exercise price per share of the stock options that may be exercised under the Option Agreement and (ii) for the shares underlying the Restricted Stock Agreement, the average of the high and low sales prices of Christopher & Banks’ Common Stock as reported by the New York Stock Exchange on April 12, 2018.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Christopher & Banks Corporation (“Christopher & Banks”) to be offered and sold pursuant to the Stock Option Agreement (non-qualified stock option), effective as of March 12, 2018, between Christopher & Banks and Keri L. Jones (the “Option Agreement”) and (ii) 250,000 shares of restricted Common Stock offered and sold pursuant to the Time-Based Restricted Stock Agreement, effective as of March 12, 2018, by and between Christopher & Banks and Keri L. Jones (the “Restricted Stock Agreement”), which were granted to Ms. Jones as an inducement to Ms. Jones joining Christopher & Banks as President and Chief Executive Officer on March 12, 2018.
This Registration Statement also includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used by Ms. Jones to offer and sell or otherwise dispose of up to an aggregate of 250,000 shares of Common Stock offered and sold pursuant to the Restricted Stock Agreement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
See Item 2 below.
Item 2.    Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to Ms. Jones as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not being, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  We will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered pursuant to Rule 428(b) under the Securities Act and additional information about the Option Agreement and the Restricted Stock Agreement.  Requests should be directed to the Corporate Secretary of Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441, telephone number (763) 551-5000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed with the SEC by Christopher & Banks Corporation (“we,” “us,” “our” or “Christopher & Banks”), are incorporated by reference into this Registration Statement:

(a)    Our Annual Report on Form 10-K for the fiscal year ended February 3, 2018;
(b)    Our Current Reports on Form 8-K filed but not furnished with the SEC after March 9, 2018; and
(d)    The description of our Common Stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
The Eighth Article of our Restated Certificate of Incorporation provides that a director will not be liable to Christopher & Banks or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to Christopher & Banks or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, as amended (the “DGCL”), which makes directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the directors derived an improper personal benefit.
The Ninth Article of our Restated Certificate of Incorporation provides that our officers and directors will be indemnified to the full extent permitted by Section 145 of the DGCL, and Article V, Section 2 of our Seventh Amended and Restated By-Laws, as amended, provides that our officers and directors will be indemnified to the full extent permitted by law.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Christopher & Banks for reimbursement of payments to directors and officers in respect of such liabilities and expenses.
We enter into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide that we shall, subject to certain exceptions, indemnify and pay or advance the costs of defense of a director or officer who is made or threatened to be made a party to a proceeding by reason of their former or present official capacities with Christopher & Banks or our subsidiaries.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.

Exhibit No.	Description
4.1
Form of certificate for shares of common stock of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2010 filed October 7, 2010).

4.2
Non-Qualified Stock Option Agreement made effective as of March 12, 2018, between Christopher & Banks and Keri L. Jones (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K/A filed on March 13, 2018).

4.3
Time-Based Restricted Stock Agreement made effective as of March 12, 2018, between Christopher & Banks Corporation and Keri L. Jones (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed on March 13, 2018).

5.1	Opinion of Dorsey & Whitney LLP.*
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.*
23.3	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*
24.1	Powers of Attorney.*
___________
*Filed herewith.

Item 9.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER PROSPECTUS

CHRISTOPHER & BANKS CORPORATION

________________________

Common Stock, par value $0.01 per share
250,000 Shares

________________________

This Reoffer Prospectus relates to the subsequent resale or offer for sale on the New York Stock Exchange or otherwise, of shares of common stock, par value $0.01 per share (“Common Stock”), of Christopher & Banks Corporation, a Delaware corporation (the “Company”), which were acquired by Keri L. Jones pursuant to the Time-Based Restricted Stock Agreement, effective as of March 12, 2018, by and between Christopher & Banks and Ms. Jones (the “Restricted Stock Agreement”). These shares were granted to Ms. Jones as an inducement to Ms. Jones joining Christopher & Banks as President and Chief Executive Officer on March 12, 2018. In connection with such resales or offers for sale, Ms. Jones and the brokers through whom such shares may be sold may be deemed to be “underwriters” as that term is defined in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any of the proceeds from the sale of the shares offered hereby. All expenses of registration incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by Ms. Jones will be borne by Ms. Jones.

The Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBK.” On April 12, 2018, the closing sales price for the Common Stock on the NYSE was $1.10 per share.

Investing in the Common Stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page A-5 and in the documents incorporated by reference herein before you decide to purchase any shares of the Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon. This Reoffer Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation.

________________________

The date of this Reoffer Prospectus is April 13, 2018.

PROSPECTUS SUMMARY
Our Business
We are a national specialty retailer featuring exclusively-designed, private-brand women’s apparel and accessories. We offer our customers an assortment of classic and versatile clothing for her everyday needs at a good value.
We operate an integrated, omni-channel platform that provides our customer the ability to shop when and where she wants, including online or at retail and outlet stores. This approach allows our customers to browse, purchase, return, or exchange our merchandise through the channel that is optimal for her.
Christopher & Banks Corporation was incorporated in 1986 to acquire Braun’s Fashions, Inc., which had operated as a family-owned business since 1956. We became a publicly traded corporation in 1992 and, in July 2000, our stockholders approved a company name change from Braun’s Fashions Corporation to Christopher & Banks Corporation. Christopher & Banks caters to missy and petite sized customers. In 2000, we introduced our women’s plus sized collection under the name C.J. Banks.
As of February 3, 2018, we operated 463 stores in 45 states, including 314 Missy, Petite, Women ("MPW") stores, 78 outlet stores, 37 Christopher & Banks ("CB") stores, and 34 C.J. Banks ("CJ") stores. Our CB brand offers unique fashions and accessories featuring exclusively designed assortments of women’s apparel in sizes 4 to 16 and in petite sizes 4P to 16P. Our CJ brand offers similar assortments of women’s apparel in sizes 14W to 26W.
MPW stores provide a unified store format that simplifies merchandising and allocations processes, enhances the customer experience, and enables more scale economies across functions.
Outlet stores play a distinct role in the store fleet and are an important growth lever. These stores enable us to expand our customer reach to new geographies and heighten brand awareness. Our outlet stores contain a mixture of core merchandise, made-for-outlet merchandise, and clearance merchandise. The company now operates 78 outlets, a near doubling of the outlet store count compared to two years ago.
We offer merchandise assortments that reflect a balance of novelty and basic core pieces, at affordable prices. We emphasize comfort and easy care in classic and relevant fashion. To differentiate ourselves from our competitors, our buyers, working in conjunction with our product development teams, strive to create a merchandise assortment of coordinated outfits, the majority of which are manufactured exclusively for us under our proprietary Christopher & Banks ® and C.J. Banks ® names.
Unless otherwise noted, the use of the terms “the Company”, “we”, “us” and “our” in this Reoffer Prospectus refers to Christopher & Banks Corporation and its wholly owned subsidiaries, Christopher & Banks, Inc. and Christopher & Banks Company.
Our principal executive office is located at 2400 Xenium Lane North, Plymouth, Minnesota and our telephone number is (763) 551-5000.

The Offering
As an inducement to Keri L. Jones joining Christopher & Banks as President and Chief Executive Officer on March 12, 2018, we granted Ms. Jones 250,000 shares of restricted Common Stock offered and sold pursuant to the Time-Based Restricted Stock Agreement, effective as of March 12, 2018, by and between Christopher & Banks and Keri L. Jones (the “Restricted Stock Agreement”). Upon the fulfillment of the vesting conditions set forth in the Restricted Stock Agreement, Ms. Jones may offer and sell up to 250,000 shares of such Common Stock.
Along with the shares granted under the Restricted Stock Agreement, Ms. Jones also received 500,000 shares of Common Stock to be offered and sold pursuant to the Stock Option Agreement (non-qualified stock option), effective as of March 12, 2018, by and between the Company and Keri L. Jones (the “Option Agreement”)
Ms. Jones may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.
Number of Shares Outstanding
There were 37,834,003 shares of our Common Stock issued and outstanding as of February 3, 2018.

RISK FACTORS

Our business is subject to a variety of risks. Thus, an investment in our stock is also subject to risk. In connection with evaluating our business, the following risk factors should be read carefully, along with the risk factors and the forward-looking statements that are contained in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018 (the “Annual Report”), as well as certain of our other filings with the SEC, which are incorporated by reference into this Reoffer Prospectus. See “Available Information” for an explanation of how to get a copy of the Annual Report. The risk factors described below and the risk factors included in the Annual Report should not be construed as an exhaustive list of all the risks related to our business or ownership of our Common Stock that could have a material adverse effect on our business, financial condition, results of operations, the price of our stock and/or the outcome of matters with respect to which the forward-looking statements are made. There may be other risk factors not identified below or in the Annual Report that are either not presently known to us or that we currently believe to be immaterial, that could cause materially adverse effects.
Risks Related to Ownership of Our Common Stock
Our stock price may be volatile.

The market price of our stock has fluctuated substantially and may continue to fluctuate significantly. Our financial condition, any quarterly variations in actual or anticipated operating results or comparable sales, any failure to meet analysts’ expectations and sales of large blocks of our stock, among other factors, could cause the market price of our stock to fluctuate substantially. In addition, the stock market has experienced price and volume fluctuations that have affected the market price of many retail and other stocks that have been unrelated or disproportionate to the operating performance of these companies. This volatility could affect the price at which shares of our stock could be sold.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of such company’s securities. Such litigation could result in substantial costs, divert our management’s attention and resources and have a material adverse effect on our business, operational results, financial position and cash flow.

The sufficiency and availability of our sources of liquidity may be affected by a variety of factors.

The sufficiency and availability of our sources of liquidity may be affected by a variety of factors, including, without limitation: (i) the level of our operating cash flow, which are impacted by our overall sales and gross margins, general economic conditions and the level of consumer discretionary spending; (ii) our capital expenditures; and (iii) our ability to maintain borrowing availability and to comply with applicable covenants contained in our Credit Facility.

Our ability to return to profitability and to generate positive cash flow is dependent upon many factors, including favorable economic conditions and consumer confidence and our ability to successfully execute our financial plan and strategic and tactical initiatives in order to improve overall sales levels and gross margins. There can be no assurance that our cash flow from operations will be sufficient at all times to support our Company without additional financing or credit availability. An inability to generate sufficient cash flow could have important consequences. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our ability to borrow money or to invest in our business operations;

•	make it more difficult for us to open new stores or improve existing stores; and

•	require us to incur significant additional indebtedness.

Should we be unable in the future to borrow under the Credit Facility, it is possible, depending on the cause of our inability to borrow, that we may not have sufficient cash resources for our operations. If that were to occur, our liquidity would be significantly impaired, which would have a material adverse effect on our business, financial condition and results of operations.

Access to additional financing from the capital markets may be limited.

While we have availability under our Credit Facility to bolster our liquidity, we may need additional capital to fund our operations, particularly if our cash flow from operating activities were to decrease or if the Credit Facility were unavailable. The sale of additional equity securities or convertible debt securities in order to improve our liquidity could result in additional dilution to our stockholders. If we borrow under our Credit Facility or incur other debt, our expenses will increase and we could be subject to additional restrictions that may limit our operating flexibility. Newly issued securities may have rights, preferences and privileges that are senior or otherwise superior to those of our common stock. There is no assurance that equity or debt financing will be available in amounts or on terms acceptable to us. Without sufficient liquidity, we will be more vulnerable to any future downturns in our business or the general economy. Future increases in interest rates or other tightening of the credit markets, or future turmoil in the financial markets, could make it more difficult for us to access funds, to refinance our indebtedness (if necessary), to enter into agreements for new indebtedness, or to obtain funding through the issuance of our securities. Also, if we are unable to obtain credit on commercially reasonable terms in the future when the current Credit Facility expires in September 2019 that could adversely impact our liquidity and results of operations.

Provisions in our charter documents and Delaware law may inhibit a takeover. We are entitled to certain other protective provisions under Delaware law.
We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third-party to acquire control of the Company, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation and by-laws contain provisions that may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable by, among other things:
•prohibiting cumulative voting in the election of directors;

•authorizing the Board to designate and issue “blank check” preferred stock;

•limiting persons who can call special meetings of the Board of Directors or stockholders;

•prohibiting stockholder action by written consent; and

•establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted on by stockholders at a stockholders’ meeting.

If we cannot continue to satisfy the New York Stock Exchange (“NYSE”) listing requirements, our common stock may be delisted, which could negatively affect the price, liquidity and market for our common stock.

Although our common stock is currently listed on the NYSE, we may be unable to continue to satisfy the NYSE’s ongoing listing requirements. If we are notified in the future by the NYSE that we are out of compliance, we would expect to file a continued listing plan as part of our efforts to regain compliance and would expect that the NYSE would grant us a period of time in order to do so.

If the NYSE were to delist our common stock, it could: (i) reduce the liquidity and, quite possibly, the market price of our common stock; (ii) reduce the number of institutional investors willing to hold or acquire our common stock, which could negatively affect our ability to raise equity financing; (iii) limit our access to public capital markets; (iv) impair our ability to provide equity incentives that would be attractive to our employees; (v) significantly impair our ability to use our common stock as consideration for acquisitions of other companies; (vi) result in a limited availability for market quotations for our common stock; and (vii) reduce or result in the loss of analyst coverage of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains “forward–looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward–looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.  These statements may be found in the section of this Reoffer Prospectus entitled “Risk Factors” and in other sections of this Reoffer Prospectus that contain forward-looking statements.  These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties.  Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, macroeconomic conditions, fashion trends and customer demands, competition, seasonality, dependence on management, and reliance on manufacturers, vendors and distributors, as well as other risks outlined from time to time in our filings with the Commission.  A description of risks that could cause our results to vary appears under the caption “Risk Factors” and elsewhere in this Reoffer Prospectus.

These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this Reoffer Prospectus or incorporated by reference herein.  All forward-looking statements speak only as of the date of this Reoffer Prospectus or, in the case of any document incorporated by reference, the date of that document.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Reoffer Prospectus.  In addition, our past results are not necessarily indicative of our future results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of our Common Stock by Ms. Jones.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of Ms. Jones. The Company understands that none of such shares will be offered through underwriters.

Shares of Common Stock covered by this Reoffer Prospectus may be offered and sold from time to time by Ms. Jones through the NYSE, the over-the-counter market, negotiated transactions or otherwise, at the prices prevailing at the time of such sales, at prices relating to such prevailing market prices or at prices otherwise negotiated. To the Company’s knowledge, no specific brokers or dealers have been designated by Ms. Jones nor has any agreement been entered into in respect of brokerage commissions or for the exclusive or coordinated sale of any securities which may be offered pursuant to this Reoffer Prospectus. Ms. Jones and any broker dealer through whom sales are made by Ms. Jones may be regarded as “underwriters” within the meaning of the Securities Act although Ms. Jones disclaims such status, and their compensation may be regarded as underwriters’ compensation.

The Company will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by Ms. Jones will be borne by Ms. Jones.

On April 12, 2018, the closing sales price of the Common Stock, as reported on the NYSE, was $1.10.

SELLING STOCKHOLDER

This Reoffer Prospectus relates to shares of Common Stock which may be acquired by Keri L. Jones, the President and Chief Executive Officer of the Company, who may be deemed to be “affiliate” of the Company. Ms. Jones’ address is c/o Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota.
Ms. Jones may offer and sell, from time to time, any or all of shares of our Common Stock issued pursuant to the Restricted Stock Agreement.
The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by Ms. Jones as of April 12, 2018 and the number of shares of our Common Stock being offered pursuant to this Reoffer Prospectus. The table does not include the 500,000 shares of Common Stock to be offered and sold pursuant to the Option Agreement which vest approximately 1/36th each month, if Ms. Jones remains employed through each of the vesting dates. We believe that Ms. Jones has sole voting and investment powers over her shares.
Because Ms. Jones may offer and sell all or only some portion of the 250,000 shares of our Common Stock being offered pursuant to this Reoffer Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by Ms. Jones upon termination of the offering are only estimates, based upon the assumption that Ms. Jones will sell all of her shares of our Common Stock being offered pursuant to this Reoffer Prospectus.
Ms. Jones is not a broker-dealer or an affiliate of a broker-dealer. We may require Ms. Jones to suspend the sales of the shares of our Common Stock being offered pursuant to this Reoffer Prospectus upon the occurrence of any event that makes any statement in this Reoffer Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Selling Stockholder	Position with the Company	Number of Shares Beneficially Owned Before This Offering(1)	Shares Covered by this Prospectus(2)	Number of Shares Beneficially Owned After This Offering(3)	Percentage of Shares Beneficially Owned After This Offering (4)
Keri L. Jones	President and Chief Executive Officer	250,000	250,000	0	*
*Represents less than 1%.
(1)Includes 250,000 shares of restricted Common Stock issued pursuant to the Restricted Stock Agreement.
(2)Includes all of the restricted Common Stock issued pursuant to the Restricted Stock Agreement.
(3)Assumes the sale of all shares of Common Stock for the account of Ms. Jones covered by this Reoffer Prospectus and set forth under the heading “Number of Shares Acquired Pursuant to the Restricted Stock Agreement and Offered Hereby.”
(4)Percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has been issued pursuant to the Restricted Stock Agreement.

DOCUMENTS INCORPORATED BY REFERENCE
Incorporated herein by reference and made a part hereof are:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), which contains certified financial statements for the Company’s fiscal year ended February 3, 2018;

2.	Our Current Reports on Form 8-K filed but not furnished with the SEC after March 9, 2018; and

3.
The description of our Common Stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

The Company also incorporates by reference in this registration statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.
EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended February 3, 2018, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
Dorsey & Whitney LLP will issue a legal opinion as to the validity of the securities offered by this reoffer prospectus.
AVAILABLE INFORMATION
We file transition, annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.
We have filed with the Commission a Registration Statement on Form S-8 to register the securities being offered in this Reoffer Prospectus. When used in this Reoffer Prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This Reoffer Prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information about the Company and the securities offered in this Reoffer Prospectus, please refer to the registration statement and its exhibits. More information about the Company can be obtained by visiting the Company’s web site at http://www.christopherandbanks.com.
A copy of any document incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) of which this Reoffer Prospectus forms a part but which is not delivered with this Reoffer Prospectus will be provided by the Company without charge to any person (including any beneficial owner) to whom this Reoffer Prospectus has been delivered, upon the oral or written request of such person. Such requests should be directed to:
Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441
Attention: Corporate Secretary
(763) 551-5000.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on the 13th day of April, 2018.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of this 13th day of April, 2018.

Signature	Title
*
Keri L. Jones	President, Chief Executive Officer and Director (Principal Executive Officer)
*
Marc A. Ungerman	Interim Chief Financial Officer and Vice President, Controller (Principal Financial Officer and Principal Accounting Officer)
*
Kent Kleeberger	Non-Executive Chair and Director
*
Jonathan Duskin	Director
*
Seth Johnson	Director
*
William F. Sharpe, III	Director
*
Joel N. Waller	Director
*
Laura Weil	Director

*By: /s/ Luke R. Komarek
Luke R. Komarek
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
4.1
Form of certificate for shares of common stock of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2010 filed October 7, 2010).

4.2
Non-Qualified Stock Option Agreement made effective as of March 12, 2018, between Christopher & Banks and Keri L. Jones (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K/A filed on March 13, 2018).

4.3
Time-Based Restricted Stock Agreement made effective as of March 12, 2018, between Christopher & Banks Corporation and Keri L. Jones (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K/A filed on March 13, 2018).

5.1	Opinion of Dorsey & Whitney LLP.*
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*
23.2	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.*
23.3	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*
24.1	Powers of Attorney.*
___________

*	Filed herewith.